                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference, in the Registration Statements listed below, of our report dated January 22, 1999, with respect to the consolidated financial statements of PNC Bank Corp. and subsidiaries incorporated by reference in this Annual Report on Form 10-K of PNC Bank Corp. for the year ended December 31, 1998.

Form S-8 relating to the Dividend Reinvestment and Stock Purchase Plan (No. 333-19003)

Form S-8 relating to the PNC Bank Corp. Supplemental Incentive Savings Plan and PNC Bank Corp. and Affiliates Deferred Compensation Plan (No. 333-18069)

Form S-8 relating to the PNC Retirement Savings Plan (No. 333-03901)

Form S-8 relating to the PNC Bank Corp. Employee Stock Purchase Plan (No. 33-62311)

Form S-8 relating to the Dividend Reinvestment and Stock Purchase Plan of PNC Bank Corp. (No. 33-61083)

Post-Effective Amendment No. 1 to Form S-8 relating to the PNC Bank Corp. 1997 Long-Term Incentive Award Plan (No. 33-54960)

Form S-8 relating to the 1987 Senior Executive Long-Term Award Plan of PNC Bank Corp. (now known as the PNC Bank Corp. 1992 Long-Term Incentive Award Plan) (No. 33-28828)

Post-Effective Amendment No. 1 to Form S-8 relating to the PNC Bank Corp. Incentive Savings Plan (No. 33-25140)

Post-Effective Amendment No. 1 on Form S-8 relating to the Stock Option Plan of PNC Bank Corp. (No. 2-92181)

Post-Effective Amendment No. 2 on Form S-8 relating to the PNC Bank Corp. Employee Stock Purchase Plan (No. 2-83510)

Form S-8 relating to PNC Bank Corp. Employee Stock Purchase Plan (No. 333-25867)

Form S-3 relating to the shelf registration of $1.3 billion of debt securities of PNC Funding Corp., unconditionally guaranteed by PNC Bank Corp., and/or common stock and/or preferred stock of PNC Bank Corp. (No. 333-34709 and No. 333-34709-01)

Form S-3 relating to the shelf registration of $600 million of capital securities of PNC Capital Trust C, PNC Capital Trust D, PNC Capital Trust E and PNC Capital Trust F, unconditionally guaranteed, to the extent described therein, by PNC Bank Corp. (No. 333-50651, 333-50651-01, 333-50651-02,
333-50651-03, and 333-50651-04)


                                                   /s/ ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
March 24, 1999